Exhibit 99.28(b)

BYLAWS

OF

ONEAMERICA FUNDS, INC.

ARTICLE I

STOCKHOLDERS

Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation, if required, shall be held on such date as may be fixed from time to time by the Board of Directors. Not less than ten nor more than ninety days’ written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article IX hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors, and any other business within the power of the Corporation. The Company is not required to and need not hold an annual meeting in any year in which none of the following is required to be acted on by the stockholders under the Investment Company Act of 1940, as amended (the “1940 Act”) or rules and regulations promulgated thereunder: (1) election of directors; (2) approval of an investment advisory agreement; (3) ratification of the selection of independent public accountants; and (4) approval of a distribution agreement. All annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law.

Section 2. SPECIAL MEETINGS CALLED BY CHAIRMAN OF THE BOARD PRESIDENT OR BOARD OF DIRECTORS. At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board, or by the President, or by the Board of Directors. Not less than ten days’ nor more than ninety days’ written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of Article IX. No business shall be transacted at any special meeting except that specified in the notice.

Section 3. SPECIAL MEETING CALLED BY STOCKHOLDERS. Upon the request in writing delivered to the Secretary by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call forthwith a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than ninety days’ notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX. If, upon payment of such costs the Secretary shall fail to issue a call for such meeting within ten days after the receipt of such payment (unless such failure is excused by law), then the stockholders entitled to cast 25% or more of the outstanding shares entitled to vote may do so upon giving not less than ten days’ nor more than ninety days’ notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX.

Section 4. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice or in a duly executed waiver of notice.

Section 5. QUORUM. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

Section 6. ADJOURNED MEETINGS. A meeting of stockholders convened on the date for which it was called (or one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time without further notice other than an announcement at the meeting to a date not more than 120 days after the record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

Section 7. VOTING. Unless otherwise required by applicable law, each full share represented at a meeting shall have one vote, and each fractional share shall have a proportionate fractional vote, on each matter submitted to a vote of the stockholders; provided, however, if with respect to shares held by a stockholder in a separate account under a group annuity or variable insurance contract, the stockholder is required by the 1940 Act to pass through its voting rights on such shares to contractholders or participants under such contracts, then such contractholders and participants shall be entitled, and may exercise, all the rights of such stockholder to vote, in person or by proxy, the shares representing the interests of such contractholder and participants.

A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Articles of Incorporation. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VIII, Section 3 of these Bylaws.

Section 8. PROXIES. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing and signed by the stockholder or by his duly authorized attorney-in-fact. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of his co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.

Section 9. REMOVAL OF DIRECTORS. At any meeting of the stockholders called in the manner provided for by this Article, the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, may remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of his or their terms.

Section 10. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if (1) a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (3) such consent and waiver, if any, are filed with the records of stockholders’ meetings.

ARTICLE II

DIRECTORS

Section 1. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Articles of Incorporation or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

Section 2. NUMBER; TERM OF OFFICE; REMOVAL, QUALIFICATION. The number of directors of the Corporation shall be not less than three or the same number as the number of stockholders, whichever is less, provided, however, that such number may be increased and thereafter decreased from time to time by vote of a majority of the entire Board of Directors to a number not exceeding fifteen (15). Directors shall be elected at the annual meeting of stockholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 1 of Article I of these Bylaws, directors shall be elected at the next annual meeting held. The term of office of each director shall be from the time of his election and qualification until the election of directors next succeeding his election and until his successor shall have been elected and shall have qualified. A director may be removed from office as provided in Article I, Section 9 of these Bylaws. Absent an act by the Board of Directors to allow service by a director after his/her seventy-second (72nd) birthday, no person shall be eligible for election as a director who has reached his seventy-second (72nd) birthday. Further, no person shall serve as a director past his seventy-second (72nd) birthday. Upon the occurrence of a director’s seventy-second (72nd) birthday, the director shall cease to be a director. The Board, at its discretion and under exigent circumstances, may temporarily waive this policy in individual cases if such a waiver is in the interest of the Corporation. Such waiver, however, must be approved by a majority vote of the Board’s Independent Directors.

Section 3. CHAIRMAN OF THE BOARD. The Board of Directors may choose a Chairman of the Board from among the directors. The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. He shall preside over the meetings of the Board and of the stockholders at which he is present. He shall be an officer of the Board but not an officer of the Corporation.

Section 4. MAJORITY TO BE ELECTED BY STOCKHOLDERS. If at any time, less than a majority of the directors in office shall consist of directors elected by the stockholders, a meeting of the stockholders shall be called within 60 days for the purpose of filling any existing vacancies in the Board of Directors (unless the Securities and Exchange Commission or any court of competent jurisdiction shall by order extend such period).

Section 5. REGULAR MEETINGS. Regular meetings of the Board may be held at such date and time as shall from time to time be determined by resolution of the Board.

Section 6. SPECIAL MEETINGS. Special meetings of the Board may be called by order of the President or Chairman on one day’s notice given to each director in the manner provided in Section 2 of Article IX hereof. Special meetings will be called by the President or Secretary in a like manner on the written request of a majority of the directors.

Section 7. QUORUM VOTING. Not less than one-third (1/3) of the Board of Directors (unless there are only two (2) or three (3) directors, in which case not less than two (2) directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or sixty days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Articles of Incorporation or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.

Section 8. NOTICE OF MEETINGS. Notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in Section 2 of Article IX hereof. At least 24 hours’ notice shall be given of all meetings. The purpose of any meeting of the Board of Directors need not be stated in the notice.

Section 9. VACANCIES. Subject to Section 3 of this Article II, if any vacancies shall occur in the Board of Directors (i) by reason of death, resignation, removal or otherwise, the remaining directors shall continue to act, and such vacancies (if not required to be filled by the stockholders) may be filled by a majority of the remaining directors, although less than a quorum, and (ii) by reason of an increase in the authorized number of directors, such vacancies (if not required to be filled by the stockholders) may be filled only by a majority vote of the entire Board of Directors.

Section 10. RULES AND REGULATIONS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland or these Bylaws or the Articles of Incorporation.

Section 11. EXECUTIVE COMMITTEE. The Board of Directors may constitute an Executive Committee, composed of at least two directors, from among its members. The Executive Committee shall hold office at the pleasure of the Board of Directors. Between meetings of the Board of Directors, such Committee shall have all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those powers specifically denied by law. If any position on the Executive Committee becomes vacant, or if the number of members is increased, such vacancy may be filled by the Board of Directors. The taking of any action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action. The Executive Committee shall hold formal meetings and keep minutes of all of its proceedings. A copy of such minutes shall, after approval by the members of the Committee, be sent to all directors as a matter of information. Any action taken by the Executive Committee within the limits permitted by law shall have the force and effect of Board action unless and until revised or altered by the Board. The presence of not less than a majority of the Committee shall be necessary to constitute a quorum. Action may be taken without a meeting if a unanimous written consent is signed by all of the members of the Committee, and if such consent is filed with the records of the Committee. The Executive Committee shall have the power to elect one of its members to serve as its Chairman unless the Board of Directors shall have designated such Chairman.

Section 12. AUDIT COMMITTEE. The Board of Directors may constitute an Audit Committee of two or more directors who are not “interested persons” of the Corporation (as defined in the 1940 Act) who may meet at stated times or on notice to all by any of their own number. The Committee’s duties shall include reviewing both the audit and other work of the Corporation’s independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Corporation’s records and documents.

Section 13. COMPENSATION. The directors may receive a stated salary for their services, and a fixed sum and expenses of attendance may be allowed for attendance. An attendance fee, if any, shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. PLACE OF MEETING. Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party making the call.

Section 15. INFORMAL ACTION BY THE DIRECTORS. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all the members of the Board or committee, as the case may be, and such consent is filed with the minutes of the proceedings of the Board or committee.

Section 16. TELEPHONE CONFERENCE. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE III

OFFICERS

Section 1. IN GENERAL. The Board of Directors shall elect a President, one or more Vice Presidents, a Treasurer, a Chief Compliance Officer, a Secretary, and such Assistant Secretaries and Assistant Treasurers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of President and Vice President, may be held by the same person. The Board of Directors may from time to time appoint such other officers, agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of President, Treasurer, Chief Compliance Officer and Secretary.

Section 2. PRESIDENT. The President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. In the absence of a Chairman of the Board, he shall preside over the meetings of the Board and of the stockholders at which he shall be present, and shall perform such other duties as may be assigned to him by the Board of Directors or the Executive Committee. The President shall have the authority on the Corporation’s behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. He shall perform such other duties as the Board of Directors may direct. He shall be the Chief Executive Officer of the Corporation unless the Chairman of the Board is so designated by resolution of the Board.

Section 3. VICE PRESIDENTS. The Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of the President in his absence. They may perform such other duties as may be prescribed by the Board of Directors or the Executive Committee or the President.

Section 4. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

Section 5. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer (“CCO”) shall oversee the development of the Compliance Program and be responsible for documenting and reviewing the Program as prescribed by law. The CCO will report to the Board of Directors no less than annually the operation of the policies and procedures of the fund and each service provider; any material changes to the policies and procedures since last reported; and, any material changes to policies and procedures recommended as a result of the required annual review. The CCO must be competent and knowledgeable regarding the federal securities laws.

Section 6. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, if and when held, and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. He shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, the minutes of the meetings of the stockholders and of the Board of Directors and any committees thereof, stock books and such other books and papers as the Board of Directors may direct, and such books, reports, certificates and other documents required by law to be kept.

Section 7. ASSISTANT TREASURER AND ASSISTANT SECRETARY. The Board of Directors may designate from time to time Assistant Treasurers and Assistant Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

Section 8. COMPENSATION; REMOVAL; VACANCIES. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power at any regular or special meeting to remove any officer, if in the judgment of the Board the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation’s employment of an officer for a period in excess of the term of the Board.

The Board of Directors must explicitly approve the designation of a Chief Compliance Officer, including his or her compensation and changes in compensation. The Board may remove him or her at any time and may prevent the investment adviser or other service provider from doing so.

Section 9. SUBSTITUTES. The Board of Directors may from time to time in the absence of any one of its officers or at any other time, designate any other person or persons on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.

Section 10. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, funds or securities that may come into his hands.

ARTICLE IV

RESIGNATION

Any director or officer may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some other time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

ARTICLE V

COMMERCIAL PAPER ETC.

All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock (unless uncertificated as provided in Section 1 of Article VIII), contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by such officer or officers or person or persons as the Board of Directors or Executive Committee may from time to time designate.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall cover such period of 12 months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.

ARTICLE VII

SEAL

The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word “(SEAL)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

ARTICLE VIII

CAPITAL STOCK

Section 1. STOCK CERTIFICATES. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Certificates may be sealed with the actual corporate seal or a facsimile of it or in any other form. Any or all of the signatures or the seal on the certificate may be manual or a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue unless written instructions of the Corporation to the contrary are delivered to such officer, transfer agent or registrar.

Section 2. TRANSFERS. The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

Section 3. RECORD DATES FOR DIVIDENDS AND STOCKHOLDERS’ MEETING. The Board of Directors may fix a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be fixed not less than ten days prior to the date of the meeting.

Section 4. REPLACEMENT CERTIFICATES. In case certificate of stock is lost, stolen, mutilated or the Board of Directors may authorize the issue of a certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE IX

NOTICE

Section 1. NOTICE TO STOCKHOLDERS. Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

Section 2. NOTICE TO DIRECTORS AND OFFICERS. Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by telegram, cablegram, radiogram or electronic mail, addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post office or in a letter box in a postage paid, sealed wrapper addressed to such director or officer at his address as it appears on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice, and 48 hours after the time when such notice shall be mailed shall be deemed to be the time of the giving of such notice by mail.

Section 3. WAIVER OF NOTICE. Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if the person to whom such notice would otherwise be directed shall either attend in person, by proxy or by other means, or if such person before or after the holding of such meeting, waives such notice. Any such waiver shall be in writing filed with the records of the meeting either before or after the holding thereof.

ARTICLE X

VOTING OF STOCK IN OTHER CORPORATIONS

Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice-President or by proxy or proxies appointed by the President or a Vice-President, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.

ARTICLE XI

INDEMNIFICATION

The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by (i) Maryland law now or hereafter in force, and (ii) the 1940 Act, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

ARTICLE XII

INDEPENDENT PUBLIC ACCOUNTANTS

The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

ARTICLE XIII

AMENDMENTS

These Bylaws may be added to, altered, amended, repealed or suspended by a vote of a majority of the Board of Directors at any regular or special meeting of the Board.